UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  November 2, 2012

BULLFROG GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

897 Quail Run Drive, Grand Junction, Colorado	81505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 270-8306

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(Former name or former address, if changed since last report)
Copies to: Harvey J. Kesner, Esq. 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Warrant Re-pricing

On November 2, 2012, the Board of Directors of Bullfrog Gold Corp. (the “Company”) approved a unilateral re-pricing of warrants to purchase a total of 4,563,625 shares of the Company’s common stock that were originally issued as part of the Company’s private placement on September 30, 2011 (the “Original PIPE”) with an original exercise price of $0.60. Pursuant to the re-pricing, the warrants were unilaterally amended by the Board of Directors to reduce the exercise price of each warrant to $0.40, which is above the closing price of $0.38 price of the Company’s common stock on November 2, 2012. The number of shares and expiration period the warrants were not altered. Mr. David Beling, the Company’s President and Chief Executive Officer, was an investor in the Original PIPE and received 100,000 warrants as part of his investment in the Original PIPE that were repriced on November 2, 2012. Other than Mr. Beling, none of the Company’s directors and officers received warrants in the Original PIPE

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Form of Repricing Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 6, 2012	BULLFROG GOLD CORP.

	By:	/s/ David Beling
Name: David Beling
Title: President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

10.1

Form of Repricing Letter.

4